For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES FIRST QUARTER RESULTS

Diluted earnings per share up 31 percent;
Income from operations up 23 percent

LITTLE ROCK, Ark. – July 30, 2012 — Acxiom® Corporation (Nasdaq: ACXM), a recognized leader in marketing services and technology, today announced financial results for the first quarter of fiscal year 2013 ended June 30, 2012.

Revenue from continuing operations was $272 million, down 2 percent compared to $276 million for the first quarter last year. Income from continuing operations increased 23 percent to $25 million in the current quarter, compared to $21 million in the prior year. Earnings per diluted share attributable to Acxiom stockholders were up approximately 31 percent in the current quarter to $0.17, compared to diluted earnings per share of $0.13 in the same period.

Operating cash flow increased 7 percent to $195 million for the trailing twelve months, compared with $182 million for the trailing twelve months ended June 30, 2011. Free cash flow to equity increased 154 percent to $175 million for the trailing twelve months, compared with $69 million for the trailing twelve months ended June 30, 2011. Free cash flow to equity for the trailing twelve months includes $73 million in proceeds from the sale of the Company’s background screening business. Free cash flow available to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached.

“We are making progress – but we still have much to do,” said Acxiom CEO Scott Howe. “While our margins have improved and we’ve strengthened our managerial capability and focus, this year will continue to be a period of investment and transition. Our objective is straightforward – get better every day we come to work.”

First Quarter Highlights:

·	0perating margin increased to 9.4 percent, up approximately 2 percentage points year over year.

·
Acxiom repurchased 2.4 million shares for $33 million during the quarter. Since August 2011, the company has repurchased 8.1 million shares, or approximately 10 percent of the outstanding common stock, for $100 million.

·
In the quarter, Acxiom expanded its global partner program. The company was selected by Mindshare, a leading global media network, as the consumer insights provider for CORE, Mindshare’s new data-driven marketing intelligence platform. Through CORE, Acxiom delivers its unique breadth and accuracy of consumer insights to data-driven marketers. In Australia, the company and Yahoo!7 announced a new partnership to leverage Acxiom’s extensive offline data to deliver more highly effective online advertising.

·	Tim Cadogan, CEO of OpenX Technologies and former SVP of Global Advertising Marketplaces for Yahoo!, has been named to the Acxiom Board of Directors.

·	John Battelle, founder and executive chairman of Federated Media Publishing, has been nominated as a candidate for election to the Board at the company’s August 16, 2012, annual stockholders meeting.

Segment Results:

·
Marketing and Data Services: Revenue for the first quarter was $186 million, roughly flat compared to $185 million for the same period a year ago. U.S. revenue of $160 million was up 2 percent, but was offset by declines internationally. Income from operations for the first quarter was $18 million, compared to $17 million in the prior period. Operating margin was 10 percent, compared to 9 percent in the previous year.

·
IT Infrastructure Management: Revenue for the first quarter decreased 4 percent to $70 million, compared with $73 million for the same period a year ago. Income from operations for the quarter was $9 million, compared to $4 million in the prior period. Operating margin was approximately 13 percent compared to 6 percent a year ago.

·
Other Services: Revenue for the first quarter was $16 million, down from $18 million in the prior year. Losses from operations were approximately $2 million, compared to $1 million in the prior period.

Financial Guidance

The following projections are forward looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward Looking Statements section of this press release. Acxiom’s estimates for fiscal 2013 are as follows:

·	Revenue from continuing operations is expected to be flat to slightly down.
·	Earnings per diluted share attributable to Acxiom shareholders are expected to be in the range of $0.60 to $0.65.

For the second quarter of fiscal 2013, revenue from continuing operations is expected to be down roughly 5 percent principally as a result of expected declines in the Company’s IT Infrastructure Management and Other Services segments.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

Web Link to Financials

You may link to http://www.acxiom.com/FY13_Q1_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is a recognized leader in marketing services and technology that enable marketers to successfully manage audiences, personalize consumer experiences and create profitable customer relationships. Our superior industry-focused, consultative approach combines consumer data and analytics, databases, data integration and consulting solutions for personalized, multichannel marketing strategies. Acxiom leverages over 40 years of experience in data management to deliver high-performance, highly secure, reliable information management services. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, USA, and serves clients around the world from locations in the United States, Europe, Asia-Pacific, and South America. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue from continuing operations and earnings per share as well as statements regarding building momentum and our plans to invest in and transition our business. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients, which could lead to decreases in our operating results; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we may be unable to quickly and seamlessly integrate our new executive officers; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2012, which was filed with the Securities and Exchange Commission on May 25, 2012.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	June 30,
			$	%
	2012	2011	Variance	Variance

Revenue:
Marketing and data services	185,676	184,996	680	0.4%
IT Infrastructure management services	70,290	73,050	(2,760)	(3.8%)
Other services	15,693	17,998	(2,305)	(12.8%)
Total revenue	271,659	276,044	(4,385)	(1.6%)

Operating costs and expenses:
Cost of revenue	209,326	218,289	8,963	4.1%
Selling, general and administrative	36,749	36,807	58	0.2%
Gains, losses and other items, net	160	244	84	34.4%

Total operating costs and expenses	246,235	255,340	9,105	3.6%

Income from operations	25,424	20,704	4,720	22.8%
% Margin	9.4%	7.5%
Other income (expense):
Interest expense	(3,240)	(5,455)	2,215	40.6%
Other, net	(547)	(87)	(460)	(528.7%)

Total other income (expense)	(3,787)	(5,542)	1,755	31.7%

Earnings from continuing operations before income taxes	21,637	15,162	6,475	42.7%

Income taxes	8,438	6,063	(2,375)	(39.2%)

Net earnings from continuing operations	13,199	9,099	4,100	45.1%

Earnings from discontinued operations, net of tax	-	916	(916)	(100.0%)

Net earnings	13,199	10,015	3,184	31.8%

Less: Net loss attributable to noncontrolling interest	(134)	(960)	826	86.0%

Net earnings attributable to Acxiom	13,333	10,975	2,358	21.5%

Basic earnings per share:
Net earnings from continuing operations	0.17	0.11	0.06	54.5%
Earnings from discontinued operations	0.00	0.01	(0.01)	(100.0%)
Net earnings	0.17	0.12	0.05	41.7%

Net earnings attributable to Acxiom stockholders	0.17	0.14	0.03	21.4%

Diluted earnings per share:
Net earnings from continuing operations	0.17	0.11	0.06	54.5%
Earnings from discontinued operations	0.00	0.01	(0.01)	(100.0%)
Net earnings	0.17	0.12	0.05	41.7%

Net earnings attributable to Acxiom stockholders	0.17	0.13	0.04	30.8%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	June 30,	June 30,
	2012	2011

Basic earnings per share from continuing operations:
Numerator - net earnings	13,199	9,099
Denominator - weighted-average shares outstanding	76,473	80,942
Basic earnings per share	0.17	0.11

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	13,333	10,975
Denominator - weighted-average shares outstanding	76,473	80,942
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.17	0.14

Diluted earnings per share from continuing operations:
Numerator - net earnings	13,199	9,099

Denominator - weighted-average shares outstanding	76,473	80,942
Dilutive effect of common stock options, warrants and restricted stock	1,584	1,072
	78,057	82,014

Diluted earnings per share from continuing operations	0.17	0.11

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	13,333	10,975

Denominator - weighted-average shares outstanding	76,473	80,942
Dilutive effect of common stock options, warrants, and restricted stock	1,584	1,072
	78,057	82,014

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.17	0.13

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,	June 30,
Revenue:	2012	2011

Marketing and data services	185,676	184,996
IT Infrastructure management services	70,290	73,050
Other services	15,693	17,998

Total revenue	271,659	276,044

Income from continuing operations:

Marketing and data services	18,366	17,260
IT Infrastructure management services	8,831	4,247
Other services	(1,613)	(559)
Corporate	(160)	(244)

Total income from continuing operations	25,424	20,704

Margin:

Marketing and data services	9.9%	9.3%
IT Infrastructure management services	12.6%	5.8%
Other services	-10.3%	-3.1%

Total margin	9.4%	7.5%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	March 31,	$	%
	2012	2012	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	179,282	229,648	(50,366)	(21.9%)
Trade accounts receivable, net	172,549	169,446	3,103	1.8%
Deferred income taxes	14,688	15,107	(419)	(2.8%)
Other current assets	58,064	57,804	260	100.0%

Total current assets	424,583	472,005	(47,422)	(10.0%)

Property and equipment	798,908	913,073	(114,165)	(12.5%)
Less - accumulated depreciation and amortization	555,973	659,700	(103,727)	(15.7%)

Property and equipment, net	242,935	253,373	(10,438)	(4.1%)

Software, net of accumulated amortization	14,501	13,211	1,290	9.8%
Goodwill	381,439	382,285	(846)	(0.2%)
Purchased software licenses, net of accumulated amortization	24,548	25,294	(746)	(2.9%)
Deferred costs, net	56,600	61,977	(5,377)	(8.7%)
Data acquisition costs	13,785	15,009	(1,224)	(8.2%)
Other assets, net	3,163	3,697	(534)	(14.4%)

	1,161,554	1,226,851	(65,297)	(5.3%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	24,905	26,336	(1,431)	(5.4%)
Trade accounts payable	23,442	31,030	(7,588)	(24.5%)
Accrued payroll and related expenses	31,585	54,839	(23,254)	(42.4%)
Other accrued expenses	78,535	77,062	1,473	1.9%
Deferred revenue	52,588	59,949	(7,361)	(12.3%)
Income taxes	9,966	16,400	(6,434)	(39.2%)

Total current liabilities	221,021	265,616	(44,595)	(16.8%)

Long-term debt	248,613	251,886	(3,273)	(1.3%)

Deferred income taxes	91,643	93,039	(1,396)	(1.5%)

Other liabilities	4,134	4,455	(321)	(7.2%)

Stockholders' equity:
Common stock	12,055	12,003	52	0.4%
Additional paid-in capital	865,229	860,165	5,064	0.6%
Retained earnings	549,692	536,359	13,333	2.5%
Accumulated other comprehensive income	11,929	13,601	(1,672)	(12.3%)
Treasury stock, at cost	(842,736)	(810,381)	(32,355)	(4.0%)
Total Acxiom stockholders' equity	596,169	611,747	(15,578)	(2.5%)
Noncontrolling interest	(26)	108	(134)	(124.1%)

Total equity	596,143	611,855	(15,712)	(2.6%)

	1,161,554	1,226,851	(65,297)	(5.3%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,

	2012	2011

Cash flows from operating activities:
Net earnings	13,199	10,015
Non-cash operating activities:
Depreciation and amortization	30,995	35,295
Loss on disposal or impairment of assets	24	-
Deferred income taxes	(1,403)	37
Non-cash stock compensation expense	2,653	2,355
Changes in operating assets and liabilities:
Accounts receivable	(4,609)	(3,622)
Other assets	(1,397)	(8,517)
Deferred costs	(647)	(386)
Accounts payable and other liabilities	(33,464)	(3,674)
Deferred revenue	(7,218)	1,251
Net cash provided (used) by operating activities	(1,867)	32,754
Cash flows from investing activities:
Capitalized software	(3,673)	(529)
Capital expenditures	(3,538)	(12,577)
Data acquisition costs	(2,302)	(2,776)
Net cash paid in acquisitions	-	(255)
Net cash used by investing activities	(9,513)	(16,137)
Cash flows from financing activities:
Payments of debt	(6,856)	(32,312)
Sale of common stock	1,761	39
Contingent consideration paid for prior acquisitions	(287)	(326)
Acquisition of treasury stock	(33,097)	-
Net cash used by financing activities	(38,479)	(32,599)
Effect of exchange rate changes on cash	(507)	53

Net change in cash and cash equivalents	(50,366)	(15,929)
Cash and cash equivalents at beginning of period	229,648	206,973
Cash and cash equivalents at end of period	179,282	191,044

Supplemental cash flow information:
Cash paid during the period for:
Interest	3,223	5,589
Income taxes	16,193	1,098
Payments on capital leases and installment payment arrangements	4,562	4,794
Payments on software and data license liabilities	129	367
Other debt payments, excluding line of credit	2,165	2,151
Prepayment of debt	-	25,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	2,157	3,747

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	TTM 6/30/11	TTM 6/30/12

Net cash provided (used) by operating activities	32,754	57,714	82,540	56,443	229,451	(1,867)	181,985	194,830

Less:
Disposition of operations	-	(1,043)	-	73,468	72,425	-	-	72,425
Capitalized software	(529)	(991)	(1,647)	(2,095)	(5,262)	(3,673)	(3,858)	(8,406)
Capital expenditures	(12,577)	(12,134)	(14,436)	(12,444)	(51,591)	(3,538)	(62,846)	(42,552)
Data acquisition costs	(2,776)	(1,774)	(3,999)	(3,763)	(12,312)	(2,302)	(11,816)	(11,838)
Payments on capital leases and installment payment arrangements	(4,794)	(4,184)	(4,709)	(4,644)	(18,331)	(4,562)	(21,183)	(18,099)
Payments on software and data license liabilities	(367)	(124)	(125)	(2,300)	(2,916)	(129)	(4,790)	(2,678)
Other required debt payments	(2,151)	(2,155)	(2,159)	(2,164)	(8,629)	(2,165)	(8,476)	(8,643)

Total	9,560	35,309	55,465	102,501	202,835	(18,236)	69,016	175,039

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

							Q1 FY13 to Q1 FY12
	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12%		$
Revenue:
Marketing and data services	184,996	195,857	187,461	203,400	771,714	185,676	0.4%		680
IT Infrastructure management services	73,050	73,712	77,173	67,590	291,525	70,290	-3.8%		(2,760)
Other services	17,998	16,863	16,259	16,265	67,385	15,693	-12.8%		(2,305)
Total revenue	276,044	286,432	280,893	287,255	1,130,624	271,659	-1.6%		(4,385)

Operating costs and expenses:
Cost of revenue	218,289	217,487	213,925	213,788	863,489	209,326	4.1%		8,963
Selling, general and administrative	36,807	39,429	36,318	38,577	151,131	36,749	0.2%		58
Impairment of goodwill and other intangibles	-	-	17,803	-	17,803	-			0
Gains, losses and other items, net	244	2,465	(2,671)	12,600	12,638	160	34.4%		84

Total operating costs and expenses	255,340	259,381	265,375	264,965	1,045,061	246,235	3.6%		9,105

Income from operations	20,704	27,051	15,518	22,290	85,563	25,424	22.8%		4,720
% Margin	7.5%	9.4%	5.5%	7.8%	7.6%	9.4%
Other income (expense)
Interest expense	(5,455)	(4,719)	(3,883)	(3,391)	(17,448)	(3,240)	-40.6%		2,215
Other, net	(87)	(965)	(98)	(219)	(1,369)	(547)	-528.7%		(460)
Total other income (expense)	(5,542)	(5,684)	(3,981)	(3,610)	(18,817)	(3,787)	31.7%		1,755

Earnings from continuing operations before income taxes	15,162	21,367	11,537	18,680	66,746	21,637	42.7%		6,475
Income taxes	6,063	9,528	9,700	3,838	29,129	8,438	-39.2%		(2,375)

Net earnings from continuing operations	9,099	11,839	1,837	14,842	37,617	13,199	45.1%		4,100

Earnings from discontinued operations, net of tax	916	1,138	814	31,031	33,899	-	-100.0%		(916)

Net earnings	10,015	12,977	2,651	45,873	71,516	13,199	31.8%		3,184

Less: Net earnings (loss) attributable
to noncontrolling interest	(960)	685	(5,279)	(193)	(5,747)	(134)	86.0%		826

Net earnings attributable to Acxiom	10,975	12,292	7,930	46,066	77,263	13,333	21.5%		2,358

Diluted earnings per share - net earnings attributable
to Acxiom stockholders	0.13	0.15	0.10	0.58	0.96	0.17	30.8%		0.04

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

							Q1 FY13 to Q1 FY12
	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12%		$

Revenue:

Marketing and data services	184,996	195,857	187,461	203,400	771,714	185,676	0%		680
IT Infrastructure management services	73,050	73,712	77,173	67,590	291,525	70,290	-4%		(2,760)
Other services	17,998	16,863	16,259	16,265	67,385	15,693	-13%		(2,305)

Total revenue	276,044	286,432	280,893	287,255	1,130,624	271,659	-2%		(4,385)

Income from operations:

Marketing and data services	17,260	27,078	21,388	30,094	95,820	18,366	6%		1,106
IT Infrastructure management services	4,247	5,091	9,795	5,855	24,988	8,831	108%		4,584
Other services	(559)	(2,653)	(533)	(1,059)	(4,804)	(1,613)	-189%		(1,054)
Corporate	(244)	(2,465)	(15,132)	(12,600)	(30,441)	(160)	34%		84

Total income (loss) from operations	20,704	27,051	15,518	22,290	85,563	25,424	23%		4,720

Margin:

Marketing and data services	9.3%	13.8%	11.4%	14.8%	12.4%	9.9%
IT Infrastructure management services	5.8%	6.9%	12.7%	8.7%	8.6%	12.6%
Other services	-3.1%	-15.7%	-3.3%	-6.5%	-7.1%	-10.3%

Total	7.5%	9.4%	5.5%	7.8%	7.6%	9.4%